LEHMAN BROTHERS HOLDINGS INC.

                                    YEELDS(R)

                 6% Yield Enhanced Equity Linked Debt Securities

                                Due May 25, 2005

Number R-1                                                           $4,000,000
ISIN US524908JM31                                             CUSIP:  524908JM3

See Reverse for Certain Definitions

         THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or its registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on the Stated Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby (such principal amount of Securities referred to herein as a "YEELD" and, in the aggregate, "YEELDS"), an amount equal to the Maturity Payment Amount, and to make coupon payments computed on the basis of a 360-day year of twelve 30-day months, quarterly on February 25, 2004, May 25, 2004, August 25, 2004, November 25, 2004, February 25, 2005 and
the Stated Maturity Date (each a "Coupon Payment Date"), on said principal sum at said office or agency, in like coin and currency, at a rate per annum equal to 6%, from and including November 25, 2003, February 25, 2004, May 25, 2004, August 25, 2004, November 25, 2004 or February 25, 2005 to which coupon payments

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                                                                               2


have been made or duly provided for; provided, that any coupon payments to be made on any Coupon Payment Date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Coupon Payment Date, and no additional coupon payments shall accrue as a result of such delayed payment; provided further, that if a Market Disruption Event with respect to one or more of the Settlement Value Securities occurs on the Valuation Date, coupon payments will continue to accrue during the period from May 25, 2005 to and excluding the Stated Maturity Date.

         On the Stated Maturity Date, the Company, at its sole option and with not less than 15 days' prior written notice to the Trustee, may pay the Maturity Payment Amount in shares of the Settlement Value Securities based upon the Closing Price of the Settlement Value Security on the Valuation Date (the "Stock Settlement Option"). If, however, the Company determines that it is prohibited from delivering such shares, or that it would be unduly burdensome to deliver such shares, on the Stated Maturity Date, it will pay the Maturity Payment Amount in cash. If the Company elects the Stock Settlement Option, in lieu of any fractional shares of the Settlement Value Securities, the Company will pay cash to the Holder in an amount equal to the market value of that fractional share based upon the Closing Price of the Settlement Value Security on the Valuation Date.

         The coupon payments due on any Coupon Payment Date shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be made to the person in whose name this Security is registered at the close of business on the date that is 15 days prior to such Coupon Payment Date. All coupon payments on this Security may, at the option of the Company, be made by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

         Any amount payable on the Stated Maturity Date shall be paid only upon presentation and surrender of this Security.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         "YEELDS" is a registered trademark of Lehman Brothers Inc.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  November 25, 2003                   LEHMAN BROTHERS HOLDINGS INC.



                                            By: /s/Oliver Budde________________
                                                Name:  Oliver Budde
                                                Title: Vice President



                                            Attest: _/s/ Cindy Gregoire________
                                                Name:  Cindy Gregoire
                                                Title: Assistant Secretary




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:  November 25, 2003

CITIBANK, N.A.,
  as Trustee



By:         /s/ Wafaa Orfy
         --------------------------------------------
         Name:  Wafaa Orfy
         Title: Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized series of Securities of the Company designated as YEELDS(R), 6% Yield Enhanced Equity Linked Debt Securities Due May 25, 2005 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

         The Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

         All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

         The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

         This Security is not subject to any sinking fund and is not redeemable prior to the Stated Maturity Date.

         If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity Date and the date three Business Days prior thereto was the Valuation Date.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of Securities at the time outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time to make coupon payments thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or coupon payments therein payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or
(ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of coupon payments or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

         The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

         The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         No recourse for the payment of the principal of, premium, if any, or coupon payments on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Company intends to treat and, by purchasing this Security, the Holder hereof agrees to treat, for all tax purposes, this Security as a financial contract rather than as a debt instrument.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Set forth below are definitions of the terms used in this Security.

         "ADR" shall mean American Depositary Receipt.

         "Alternative Redemption Amount" shall mean, per YEELD, the product of
(a) $1,000 and (b) the Settlement Value divided by $9.3428.

         "AMEX" shall mean the American Stock Exchange LLC.

         "Average Execution Price" shall mean, for a security or other property, the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

         "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of November 25, 2003, between the Company and the Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

         "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

         "Close of Trading" shall mean, in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

         "Closing Price" shall mean, for each Settlement Value Security, as determined by the Calculation Agent based on information reasonably available to it:

                  (i) If the Settlement Value Security is listed on a United States national securities exchange or quotation system or is a security quoted on Nasdaq, the last reported sale price per share at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Settlement Value Security is listed or admitted to trading or on Nasdaq, as the case may be.

                  (ii) If the Settlement Value Security is listed or quoted on a non-United States securities exchange, quotation system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, quotation system or market on which such Settlement Value Security is listed or admitted to trading, as the case may be. The Closing Price per share shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                    (iii) If the Settlement Value Security is not listed on a national securities exchange or quotation system or is not a Nasdaq security, and is listed or traded on a bulletin board, the Average Execution Price per share of the Settlement Value Security. If such Settlement Value Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

          "Company" shall have the meaning set forth on the face of this Security.

         "Coupon Payment Date" shall have the meaning set forth on the face of this Security.

         "Ending Multiplier" shall mean, for each Settlement Value Security, the initial Multiplier for such Settlement Value Security adjusted from time to time for the occurrence, prior to the Close of Trading on the Valuation Date, of any of the extraordinary corporate transactions described in Section 4 of Annex A of the Calculation Agency Agreement.

         "Holder" shall have the meaning set forth on the reverse of this Security.

         "Indenture" shall have the meaning set forth on the reverse of this Security.

         "Issue Date" shall mean November 25, 2003.

         "Market Disruption Event", with respect to a Settlement Value Security, shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

                  (i) A material suspension of or limitation imposed on trading relating to such Settlement Value Security by the Relevant Exchange, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material.

                  (ii) A material suspension of or limitation imposed on trading in futures or options contracts relating to such Settlement Value Security by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

                  (iii) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, that Settlement Value Security on the primary U.S. exchange or quotation system on which that Settlement Value Security is traded, or in the case of a Settlement Value Security not listed or quoted in the United States, on the primary exchange, quotation system or market for such Settlement Value Security, at any time during the one hour period that ends at the Close of Trading on such day.

                  (iv) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such Settlement Value Security on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the Close of Trading on such day.

                  (v) The closure of the primary exchange or quotation system on which that Settlement Value Security is traded or on which futures or options contracts relating to that Settlement Value Security are traded prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the primary exchange or quotation system and (ii) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the Close of Trading on such day.

                  (vi) The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.


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                                                                               6
          "Maturity Payment Amount" shall equal, for each $1,000 principal amount of YEELDS, (i) the lesser of (a) the Alternative Redemption Amount and
(b) $1,460 and (ii) any accrued but unpaid coupon payments through the Stated Maturity Date.

         "Multiplier", relating to each Settlement Value Security, shall mean the number of shares or other units (including ADRs) (or fraction of a share or other unit expressed as a decimal) of such Settlement Value Security included in the calculation of the Settlement Value. The initial Multiplier relating to LSI Logic Corporation common stock shall be 1.0.

         "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

         "NYSE" shall mean The New York Stock Exchange, Inc.

         "Official W.M. Reuters Spot Closing Rate" shall mean the closing spot rate published on Reuters page "WMRA" relevant for a Settlement Value Security.

         "Relevant Exchange" shall mean for each Settlement Value Security, the primary United States national securities exchange, quotation system, including any bulletin board service, or market on which such Settlement Value Security is traded, or in case such Settlement Value Security is not listed or quoted in the United States, the primary exchange, quotation system or market for such Settlement Value Security.

         "Scheduled Trading Day" shall mean any day on which each Relevant Exchange is scheduled to be open for trading for its respective regular trading session.

         "Securities" shall have the meaning set forth on the reverse of this Security.

         "Security" shall have the meaning set forth on the face of this Security.

         "Settlement Value" shall mean the sum of (a) the products of the Closing Prices and the applicable Ending Multipliers for each Settlement Value Security on the Valuation Date and (b) any cash included in the Settlement Value on the Valuation Date; provided, that if a Market Disruption Event occurs on the Valuation Date, the Settlement Value will be determined based on (i) with respect to Settlement Value Securities that have not been subject to a Market Disruption Event, the Closing Price of each such Settlement Value Security on the postponed Valuation Date, and (ii) with respect to Settlement Value Securities that have been subject to a Market Disruption Event, the Average Execution Price on the postponed Valuation Date.

         "Settlement Value Securities" shall mean the securities included in the calculation of the Settlement Value from time to time and shall initially consist only of the common stock of LSI Logic Corporation.

         "Stated Maturity Date" shall mean May 25, 2005 (or if May 25, 2005 is not a Business Day, on the next succeeding Business Day); provided, that if a Market Disruption Event occurs on the Valuation Date, the Stated Maturity Date shall be the third Business Day following the date the Settlement Value is determined.

         "Stock Settlement Option" shall have the meaning set forth on the face of this Security.

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                                                                               7

         "Trustee" shall have the meaning set forth on the reverse of this Security.

         "Valuation Date" shall mean May 20, 2005; provided, that if such date is not a Scheduled Trading Day, the Valuation Date shall mean the next succeeding Scheduled Trading Day; provided further, that if a Market Disruption Event occurs on such date, the Valuation Date will be the next succeeding Scheduled Trading Day on which no Market Disruption Event occurs.

         "YEELD" and "YEELDS" shall have the meaning set forth on the face of this Security.

         All terms used but not defined in this Security are used herein as defined in the Indenture.

                     --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


----------------- --------------------------------------- ---------------------
TEN COM -         as tenants in common            UNIF GIFT MIN ACT-__Custodian_
----------------- --------------------------------------- ---------------------
                                                                 (Cust)  (Minor)
------------------- ------------------------------------------------------------
 ------------------ ------------------------------------------------------------
TEN ENT -         as tenants by the entireties    under Uniform Gifts to Minors
----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
JT TEN  -         as joint tenants with right of  Act _________________________
----------------- -------------------------------------------------------------
                  Survivorship and not as                (State)
                  tenants in common
------------------ ------------------------------------------------------------

 ----------------- ------------------------------------------------------------
    Additional abbreviations may also be used though not in the above list.

                     --------------------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                   Signature:___________________________________

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.